Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations
(617) 796-8222

CommonWealth REIT Announces Closing of Common Share Public Offering

Newton, MA (March 5, 2013):  CommonWealth REIT (NYSE: CWH) today announced that its previously announced equity offering of 34,500,000 common shares closed this morning.  CommonWealth received net proceeds, after the underwriting discount, of approximately $627.6 million.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON COMMONWEALTH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THESE FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED.  FOR EXAMPLE, THIS PRESS RELEASE STATES THAT THE SALE OF THE 34,500,000 COMMON SHARES WAS COMPLETED ON TUESDAY, MARCH 5, 2013.  HOWEVER, LITIGATION HAS BEEN COMMENCED AGAINST COMMONWEALTH SEEKING, AMONG OTHER THINGS, TO RESCIND THE OFFERING.  FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.